As filed with the Securities and Exchange Commission on February 24, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Carlyle Group L.P.

(Exact name of registrant as specified in its charter)

Delaware	45-2832612
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1001 Pennsylvania Avenue, NW

Washington, D.C. 20004-2505

Telephone: (202) 729-5626

(Address of Principal Executive Offices)

The Carlyle Group L.P. 2012 Equity Incentive Plan

(Full title of the plan)

Jeffrey W. Ferguson

General Counsel

The Carlyle Group L.P.

1001 Pennsylvania Avenue, NW

Washington, D.C. 20004-2505

Telephone: (202) 729-5626

(Name and address and telephone number, including area code, of agent for service)

With copies to:

Joshua Ford Bonnie

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Telephone: (212) 455-2000

Facsimile: (212) 455-2502

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one:)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per Unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Units Representing Limited Partner Interests	5,435,366 Common Units	$15.415	$83,786,167	$8,437

(1)	Covers 5,435,366 common units representing limited partner interests in The Carlyle Group L.P. (“Common Units”) under The Carlyle Group L.P. 2012 Equity Incentive Plan and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional Common Units that may be offered and issued under the Plan to prevent dilution resulting from unit splits, unit distributions or similar transactions.
(2)	Calculated pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act based on a price of $15.415 per Common Unit, which is the average of the high and low price per Common Unit as reported by the NASDAQ Global Select Market on February 22, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 5,435,366 Common Units of The Carlyle Group L.P. (the “Partnership”) reserved for issuance under The Carlyle Group L.P. 2012 Equity Incentive Plan (the “Plan”). These additional Common Units are additional securities of the same class as other securities for which an original registration statement (File No. 333-181109) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2012 and additional registration statements (File Nos. 333-187264, 333-194164 and 333-202315) were filed with the Commission on March 14, 2013, February 27, 2014 and February 26, 2015, respectively. These additional Common Units have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan, which provides that the total number of units subject to the Plan will be increased on the first day of each fiscal year pursuant to a specified formula.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Partnership pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 24, 2016; and

(b)	The Partnership’s Registration Statement on Form 8-A, relating to the Partnership’s Common Units, filed on May 3, 2012.

All documents that the Partnership subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

4.1	Certificate of Limited Partnership of The Carlyle Group L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-176685) filed with the Commission on September 6, 2011).

4.2	Amended and Restated Agreement of Limited Partnership of The Carlyle Group L.P. (incorporated by reference to Exhibit 3.1 to Form 8-K filed on May 8, 2012).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

10.1	The Carlyle Group L.P. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (File No. 333-176685) filed with the Commission on April 16, 2012).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on February 24, 2016.

THE CARLYLE GROUP L.P.

By:	Carlyle Group Management L.L.C, its general partner

By:	/s/ Curtis L. Buser
	Name:	Curtis L. Buser
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the general partner of Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint William E. Conway, Daniel A. D’Aniello, David M. Rubenstein, Curtis L. Buser and Jeffrey W. Ferguson, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of February, 2016.

Signature	Title

/s/ William E. Conway, Jr.	Co-Chief Executive Officer and Director
William E. Conway, Jr.	(Co-Principal Executive Officer)

/s/ Daniel A. D’Aniello	Chairman and Director
Daniel A. D’Aniello	(Co-Principal Executive Officer)

/s/ David M. Rubenstein	Co-Chief Executive Officer and Director
David M. Rubenstein	(Co-Principal Executive Officer)

/s/ Lawton W. Fitt	Director
Lawton W. Fitt

/s/ James H. Hance Jr.	Director
James H. Hance Jr.

/s/ Janet Hill	Director
Janet Hill

/s/ Edward J. Mathias	Director
Edward J. Mathias

/s/ Dr. Thomas S. Robertson	Director
Dr. Thomas S. Robertson

/s/ William J. Shaw	Director
William J. Shaw

/s/ Anthony Welters	Director
Anthony Welters

/s/ Curtis L. Buser	Chief Financial Officer
Curtis L. Buser	(Principal Financial Officer)

/s/ Pamela L. Bentley	Chief Accounting Officer
Pamela L. Bentley	(Principal Accounting Officer)